UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2022

Ayala Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39279	82-3578375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Oppenheimer 4

Rehovot, Israel 7670104

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 444-0553

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AYLA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 18, 2022, Ayala Pharmaceuticals, Inc. (“Ayala”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Advaxis, Inc., a Delaware corporation (“Advaxis”), and Doe Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Advaxis (“Merger Sub”), pursuant to which Merger Sub will merge with and into Ayala, with Ayala as the surviving corporation and a wholly-owned subsidiary of Advaxis (the “Merger” and, collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”). As a result of the Merger, Advaxis will be renamed “Ayala Pharmaceuticals, Inc.”

The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein: (i) each share of the common stock, par value $0.01 per share, of Ayala (the “Ayala Common Stock”) issued and outstanding immediately prior to the Merger shall be automatically converted into the right to receive 0.1874 shares (as such amount may be adjusted as provided in the Merger Agreement, the “Exchange Ratio”) of the common stock, par value $0.001 per share, of Advaxis (the “Advaxis Common Stock”), (iii) each outstanding option to purchase shares of the Ayala Common Stock (each, an “Ayala Option”) will be substituted and converted automatically into an option (each, an “Advaxis Replacement Option”) to purchase the number of shares of Advaxis Common Stock equal to the product obtained by multiplying (a) the number of shares of Ayala Common Stock subject such Ayala Option immediately prior to the effective time of the Merger, by (b) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share, with each such Advaxis Replacement Option to have an exercise price per share of Advaxis Common Stock equal to (x) the per share exercise price for the shares of Ayala Common Stock subject to the corresponding Ayala Option immediately prior to the effective time of the Merger, divided by (y) the Exchange Ratio, rounded up to the nearest whole cent, and (iv) each restricted stock unit of Ayala (each, an “Ayala RSU”) outstanding immediately prior to the effective time of the Merger, whether or not vested or issuable, will be substituted and converted automatically into a restricted stock unit award of Advaxis with respect to a number of shares of Advaxis Common Stock equal to the product obtained by multiplying (i) the total number of shares of Ayala Common Stock subject to such Ayala RSU immediately prior to the effective time of the Merger by (ii) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share.

Upon completion of the Merger, Ayala stockholders will own approximately 62.5 % of the combined company’s outstanding common stock and Advaxis stockholders will own approximately 37.5%, subject to the terms of the Merger Agreement. No fractional shares will be issued in connection with the Merger and Advaxis will pay cash in lieu of any such fractional shares. The Merger is intended to qualify for U.S. federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Consummation of the Merger is subject to certain closing conditions, including, among other things, (i) approval of the Merger Agreement and the Transactions by the stockholders of Ayala (the “Ayala Stockholder Approval”); (ii) the effectiveness of a registration statement on Form S-4 filed by Advaxis registering the shares of Advaxis Common Stock to be issued in connection with the Merger; (iii) receipt of all required state securities or “blue sky” authorizations for the issuance of such shares of Advaxis Common Stock, except for such authorizations the lack of receipt of which would not reasonably be expected to have a material adverse impact on any of the parties to the Merger Agreement or their respective affiliates; (iv) the absence of any law or judgment of a governmental entity of competent jurisdiction that is in effect and restrains, enjoins, or otherwise prohibits consummation of the Merger; (v) the absence of a material adverse effect on the business, financial condition or results of operations of, respectively, (a) Ayala and its subsidiaries, taken as a whole or (b) Advaxis and its subsidiaries, taken as a whole; (vi) the accuracy of Ayala’s and Advaxis’s representations and warranties, subject to specified materiality qualifications; (vii) compliance by Ayala and Advaxis with its respective covenants in the Merger Agreement in all material respects; and (viii) delivery of customary closing documents, including a customary officer certificate from Ayala and Advaxis.

The Merger Agreement and the consummation of the Transactions have been unanimously approved by the Ayala board of directors, and the Ayala board of directors has resolved to recommend the adoption of the Merger Agreement and the Transactions by the stockholders of Ayala. Ayala and Advaxis have each agreed not to solicit alternative transactions, subject to customary exceptions, including among others, the Ayala board of directors could change its recommendation to the stockholders of Ayala regarding the Merger if they determine that an unsolicited acquisition proposal from a third party constitutes a Company Superior Proposal (as defined in the Merger Agreement). Ayala and Advaxis have each agreed, among other things, subject to certain exceptions, not to, directly or indirectly, (1) solicit, initiate, induce, encourage, or facilitate, any inquiries or the making of any alternative proposal or offer for specified alternative transactions, (2) participate in any discussions or negotiations or cooperate in any way regarding such an alternative proposal or offer, (3) provide any non-public information or data concerning itself or any of its subsidiaries in connection with such an alternative proposal or offer or for the purpose of soliciting, initiating, inducing, encouraging or facilitating such an alternative proposal or offer, (4) enter into any binding or nonbinding agreement with respect to such an alternative proposal or offer, (5) adopt, approve or recommend such an alternative proposal or offer, or take any action or exempt any person from the restriction on business combinations or any similar provision contained in applicable takeover laws or its organizational or other governing documents, or (6) resolve, publicly propose or agree to do any of the foregoing.

The Merger Agreement contains representations, warranties and covenants by Ayala and Advaxis that are customary for a transaction of this nature, including among others, the covenant regarding the conduct of their respective businesses during the pendency of the Transactions, public disclosures and the use of reasonable best efforts to make all filings required by governmental entities following the execution of the Merger Agreement. In addition, certain covenants require each of the parties to use, subject to the terms and conditions of the Merger Agreement, their reasonable best efforts to cause the Merger to be consummated as promptly as practicable. Subject to certain exceptions, the Merger Agreement also requires Ayala to call and hold a stockholders’ meeting and requires the board of directors of Ayala to recommend approval of the Merger.

The Merger Agreement contains customary termination rights for both Ayala and Advaxis, including the right of Ayala or Advaxis to terminate the Merger Agreement (i) if the Merger has not been consummated by 11:59 p.m. (Eastern Standard Time) on April 18, 2023, or (ii) to accept a Company Superior Proposal or a Parent Superior Proposal (as defined in the Merger Agreement), as applicable, after complying with certain requirements.

The Merger Agreement provides that the payment of a $600,000 termination fee will be payable:

(i)

by Ayala to Advaxis if (a) prior to Ayala’s shareholders adopting the Merger Agreement, Advaxis terminates the Merger Agreement due to (I) the board of directors of Ayala changing its recommendation to the stockholders regarding the Merger, (II) Ayala’s failure to include the recommendation of the Ayala board of directors in the proxy/prospectus to be prepared in connection with the Merger, (III) Ayala’s entry into a competing acquisition proposal or (IV) Ayala’s material breach or failure to perform in any material respect its obligations with respect to its non-solicitation covenant; (b) prior to Ayala’s shareholders adopting the Merger Agreement, Ayala terminates the Merger Agreement due to the board of directors of Ayala’s authorization, to the extent permitted by its non-solicitation covenant, of Ayala’s entry into a Company Superior Proposal and, concurrently with Ayala’s termination of the Merger Agreement, Ayala enters into such Company Superior Proposal; or (c) after the date of the Merger Agreement, (I) a competing acquisition proposal is made to Ayala and becomes publicly known prior to the meeting of Ayala shareholders to adopt the Merger Agreement and such proposal is not withdrawn at the time of such meeting, (II) the Merger Agreement is terminated by Ayala or Advaxis due to a failure to obtain the consent of the shareholders of Ayala to adopt the Merger Agreement or by Advaxis due to Ayala’s failure to satisfy the condition to the Merger regarding the accuracy of Ayala’s representations and warranties or compliance with its covenants and (III) within 12 months after such termination, Ayala enters into an acquisition agreement pursuant to a competing acquisition offer or consummates a competing acquisition offer; or

(ii)

by Advaxis to Ayala if (a) prior to Ayala’s shareholders adopting the Merger Agreement, Ayala terminates the Merger Agreement due to (I) Advaxis’s entry into a competing acquisition proposal or (II) Advaxis’s material breach or failure to perform in any material respect its obligations with respect to its non-solicitation covenant; or (b) prior to Ayala’s shareholders adopting the Merger Agreement, Advaxis terminates the Merger Agreement due to the board of directors of Advaxis’s authorization, to the extent permitted by its non-solicitation covenant, of Advaxis’s entry into a Parent Superior Proposal and, concurrently with Advaxis’s termination of the Merger Agreement, Advaxis enters into such Parent Superior Proposal.

Immediately after the effective time of the Merger, the board of directors of the combined company is expected to consist of seven members, with two such members designated by Advaxis, such Advaxis designees being Roni A. Appel and Samir N. Khleif, M.D., and five such members designated by Ayala, such Ayala designees being Kenneth A. Berlin, Vered Bisker-Leib, Ph.D., Murray A. Goldberg, David Sidransky, M.D. and Robert Spiegel, M.D., and the executive officers of the combined company will be Kenneth A. Berlin, Chief Executive Officer, Andres A. Gutierrez, M.D., Ph.D., Chief Medical Officer, and Igor Gitelman, Chief Financial Officer.

Closing of the Merger is expected to occur during the first quarter of 2023. The representations, warranties, agreements and covenants of the parties set forth in the Merger Agreement will terminate at the Closing.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Ayala, Advaxis or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of the Merger Agreement and as of specific dates as set forth therein; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement; may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Ayala, Advaxis or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Ayala’s or Advaxis’s public disclosures.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety be reference to the full copy of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K (the “Form 8-K”) and incorporated into this Item 1.01 by reference.

Voting and Support Agreements

On October 18, 2022, concurrently with the execution of the Merger Agreement, Advaxis entered into voting and support agreements (each a “Voting Agreement” and together the “Voting Agreements”) with each of Israel Biotech Fund I, L.P. and aMoon Growth Fund Limited Partnership (each in its capacity as a stockholder of Ayala), pursuant to which, among other things and subject to the terms and conditions therein, each such stockholder agreed to vote all shares of capital stock of Ayala that it beneficially owns, representing approximately 22.4 % and 20.3%, respectively, of the total current outstanding voting power of Ayala, in favor of, among other things, the approval and adoption of the Merger Agreement and the Transactions, including the Merger. The Voting Agreements provide that, in the event of a Company Change in Recommendation (as defined in the Merger Agreement), the number of shares of capital stock of Ayala subject to the Voting Agreements shall only be 30% of the total current outstanding voting power of Ayala, and the number of shares of capital stock of Ayala of each of Israel Biotech Fund I, L.P. and aMoon Growth Fund Limited Partnership subject to the Voting Agreements shall be reduced proportionately based on the number of shares of capital stock of Ayala subject thereto.

The foregoing summary of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Voting Agreements, copies of which are attached as Exhibits 10.1 and 10.2 to this Form 8-K and incorporated into this Item 1.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the closing of the Merger, each of Roni Mamluk, Ph.D., Chief Executive Officer and principal executive officer of Ayala, and Yossi Maimon, Chief Financial Officer, principal financial officer and principal accounting officer of Ayala, will resign from Ayala, effective as of the closing of the Merger.

Kenneth A. Berlin will be appointed to serve as Chief Executive Officer and principal executive officer of Ayala and Igor Gitelman will be appointed to serve as Chief Financial Officer, principal financial officer and principal accounting officer of Ayala, in each case upon the effectiveness of each of Dr. Mamluk’s and Mr. Maimon’s resignation from Ayala, respectively.

On October 18, 2022, Ayala-Oncology Israel Ltd. (“Ayala-Oncology”) entered into a letter agreement with each of Dr. Mamluk and Mr. Maimon, and Ayala entered into a letter agreement with Gary Gordon, Chief Medical Officer of Ayala (collectively, the “Letter Agreements”). The Letter Agreements provide that Dr. Mamluk and Mr. Maimon will terminate employment with Ayala-Oncology as of immediately following the closing of the Merger. The Letter Agreement with Dr. Gordon addresses any termination of his employment by Ayala without “cause” or by Dr. Gordon for “justified reason”, as each term is defined in Dr. Gordon’s employment agreement, within the 12-month period following the Merger and provides that no demotion in position or reduction in duties or authority in connection with the Merger that is agreed to by Dr. Gordon will provide a basis for a Justified Reason resignation.

Pursuant to the Letter Agreements and consistent with their respective employment agreements with Ayala or Ayala-Oncology, as applicable, following their termination of employment, each of Dr. Mamluk, Mr. Maimon and Dr. Gordon will receive a cash severance payment in the amount of the sum of their respective annual base salary and target annual bonus amount, which shall be paid in equal installment payments in accordance with Ayala’s normal payroll practices over a 12-month period, and accelerated vesting of all unvested equity awards they hold. Receipt of the severance benefits is conditioned upon the recipient’s execution and non-revocation of a waiver and release in favor of Ayala and its affiliates.

Each of Dr. Mamluk, Mr. Maimon and Dr. Gordon has further agreed, during a 12-month period following the closing of the Merger, not to transfer any shares of Ayala or Advaxis Common Stock received in connection with their accelerated unvested equity awards, other than for the payment of any taxes or exercise price associated with the exercise, vesting or settlement of the accelerated awards.

The foregoing description of the Letter Agreements does not purport to be complete and is qualified in its entirety by reference to the Letter Agreements, copies of which are attached as Exhibits 10.3, 10.4 and 10.5 to this Form 8-K and incorporated into this Item 5.02 by reference.

Item 7.01.	Regulation FD Disclosure.

On October 19, 2022, Ayala issued a joint press release with Advaxis announcing the Merger Agreement. The full text of the joint press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

On October 19, 2022, Ayala and Advaxis held a conference call to discuss the proposed transaction (the “Joint Conference Call”). A copy of the script of the Joint Conference Call is attached hereto as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibits 99.1 and 99.2, be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing

Important Information about the Merger and Where to Find It

This communication relates to a proposed transaction between Ayala Pharmaceuticals, Inc. (“Ayala”) and Advaxis, Inc. (“Advaxis”). In connection with the proposed transaction, Advaxis intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of Ayala and that will constitute a prospectus with respect to shares of Advaxis’s common stock to be issued in the proposed transaction (“Proxy Statement/Prospectus”). Each of Ayala and Advaxis may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement/Prospectus or any other document which Ayala or Advaxis may file with the SEC. INVESTORS, AYALA STOCKHOLDERS AND ADVAXIS STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY

BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors, Ayala stockholders and Advaxis stockholders will also be able to obtain free copies of the Proxy Statement/Prospectus (when available) and other documents containing important information about Ayala, Advaxis and the proposed transaction that are or will be filed with the SEC by Ayala or Advaxis through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Advaxis will also be available free of charge on Advaxis’s website at https://www.advaxis.com/financial-information/sec-filings or by contacting Advaxis’s investor relations department by email at ir@advaxis.com. Copies of the documents filed with the SEC by Ayala will also be available free of charge at https://ir.ayalapharma.com/financial-information/sec-filings or by contacting Ayala’s investor relations department by email at jallaire@lifesciadvisors.com.

Participants in the Solicitation

Ayala and Advaxis and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Ayala’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in Ayala’s proxy statement for its 2022 annual meeting of stockholders which was filed with the SEC on April 27, 2022. Information regarding Advaxis’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in Advaxis’s proxy statement for its 2022 annual meeting of stockholders which was filed with the SEC on February 28, 2022. Additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Ayala and Advaxis directors and executive officers in the transaction, which may be different than those of Ayala and Advaxis stockholders generally, will be contained in the Proxy Statement/Prospectus and any other relevant documents that are or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction involving Ayala and Advaxis and related transactions, their ability to consummate the proposed transaction, and the timing for closing of the proposed transaction. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the risk that the conditions to the closing of the proposed transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the proposed transaction or the failure to timely or at all obtain any required regulatory clearances; (ii) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each of Ayala and Advaxis to consummate the proposed transaction; (iii) the ability of Ayala and Advaxis to integrate their businesses successfully and to achieve anticipated synergies; (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the combined company’s operations, and the anticipated tax treatment of the combination; (v) potential litigation relating to the proposed transaction that could be instituted against Ayala, Advaxis or their respective directors; (vi) possible disruptions from the proposed transaction that could harm Ayala’s and/or Advaxis’s respective businesses; (vii) the ability of Ayala and Advaxis to retain, attract and hire key personnel; (viii) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Ayala’s or Advaxis’s financial performance; (x) certain restrictions during the pendency of the proposed transaction that may impact Ayala’s or Advaxis’s ability to pursue certain business opportunities or strategic transactions; (xi) legislative, regulatory and economic developments; (xii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors; and (xiii) such other factors as are set forth in Ayala’s periodic public filings with the SEC, including but not limited to those described under the heading “Risk Factors” in Ayala’s Form 10-K for the fiscal year ended December 31, 2021, and Advaxis’s periodic public filings with the SEC, including but not limited to those described under the heading “Risk Factors” in Advaxis’s Form 10-K for the fiscal year ended October 31, 2021. Ayala can give no assurance that the conditions to the proposed transaction will be satisfied. Except as required by applicable law, Ayala undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 18, 2022, by and among Advaxis, Inc., Doe Merger Sub, Inc., and Ayala Pharmaceuticals, Inc.*

10.1	Voting and Support Agreement, dated as of October 18, 2022, by and between Advaxis, Inc. and Israel Biotech Fund I, L.P.

10.2	Voting and Support Agreement, dated as of October 18, 2022, by and between Advaxis, Inc. and aMoon Growth Fund Limited Partnership

10.3	Letter Agreement, dated as of October 18, 2022, by and between Ayala-Oncology Israel Ltd. and Roni Mamluk

10.4	Letter Agreement, dated as of October 18, 2022, by and between Ayala-Oncology Israel Ltd. and Yossi Maimon

10.5	Letter Agreement, dated as of October 18, 2022, by and between Ayala Pharmaceuticals, Inc. and Gary Gordon

99.1	Joint Press Release of Ayala Pharmaceuticals, Inc. and Advaxis, Inc. dated October 19, 2022

99.2	Transcript of Joint Conference Call of Ayala Pharmaceuticals, Inc. and Advaxis, Inc. dated October 19, 2022

104	Cover Page Interactive Data File (the Cover Page XBRL tags are embedded within the Inline XBRL document)

*

The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Ayala will furnish copies of any such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ayala Pharmaceuticals, Inc.

Date: October 19, 2022	By:	/s/ Roni Mamluk
Roni Mamluk, Ph.D.
Chief Executive Officer and President